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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56313, 333-56317 and 333-117758 on Form S-8 of our reports dated March 20,
2003, relating to the consolidated statements of operations, shareholders' (deficit) equity and comprehensive income (loss) and cash flows and financial statement schedules of American HomePatient, Inc. and subsidiaries as of December 31, 2002 and for the year then ended (which expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's adoption of Statement of Financial Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, described in Note 2; the Company's bankruptcy reorganization described in Note 3; and the Company's ability to continue as a going concern described in Note 4) appearing in the Annual Report on Form 10-K of American HomePatient, Inc. and subsidiaries for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
March 30, 2005